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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference of our firm used in or made part of the Prize Energy Corp. ("Prize" )Annual Report on Form 10-K for the fiscal year ended December 31, 1999, into a) the Registration Statement on Form S-8 filed June 14, 2000, pertaining to the Prize Energy Corp. Amended and Restated Option Plan and b) the Registration Statement on Form S-8 filed June 14, 2000, pertaining to the Prize Energy Corp. 1998 Key Employee Stock Option Plan.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ FREDERIC D. SEWELL
                                               ---------------------------------
                                               Frederic D. Sewell
                                               President
Dallas, Texas
June 14, 2000